Exhibit 99.1

FOR IMMEDIATE RELEASE
Contact:	Larry Gerdes, CEO, larry.gerdes@trcr.com Lance Cornell, CFO, lance.cornell@trcr.com
404-364-8000

January 24, 2006

(BW) (TRANSCEND SERVICES, INC.) (TRCR)

TRANSCEND REPORTS 23% REVENUE GROWTH

AND EARNINGS PER SHARE OF $0.10 FOR THE FOURTH QUARTER

Atlanta, Georgia. TRANSCEND SERVICES, INC. (TRCR/Nasdaq Market) today announced its results for the quarter and year ended December 31, 2006.

Three Months Ended December 31, 2006

Revenue for the fourth quarter of 2006 was $8,954,000, an increase of $1,650,000, or 23%, over fourth quarter 2005 revenue of $7,304,000. Earnings per share was $0.10 in the fourth quarter of 2006 compared to a loss of $0.06 in the fourth quarter of 2005.

The $1,650,000 increase in revenue consisted of transcription revenue from new customers of $1,298,000, approximately $802,000 of which was generated by four customers that were implemented in stages during the late third and fourth quarters of 2006, a $364,000 increase in revenue from customers existing as of the beginning of 2006 and a decrease in other revenue of $12,000.

Gross profit increased to 27% of revenue in the fourth quarter of 2006 from 19% in the fourth quarter of 2005. The improvement is attributable to (1) rollout of the Company’s speech recognition-enabled BeyondTXT platform, (2) growth of relatively fixed indirect cost of operations expenses at a slower rate than the rate of revenue growth and (3) use of offshore transcription resources.

Sue McGrogan, Senior Vice President of Operations, stated, “We are extremely pleased with our fourth quarter results. Our two primary gross profit improvement initiatives—the speech recognition rollout and utilization of offshore partners—showed strong results during the fourth quarter. Roughly 20% of the Company’s total volume is now edited using speech recognition technology in our BeyondTXT platform. The rate of increase accelerated late in the fourth quarter as we overcame implementation barriers and enabled significant numbers of new dictators for editing. Offshore transcription volume, which was almost non-existent until the third quarter of 2006, now represents approximately 7% of total Company volume. We expect both editing and offshore volume to increase steadily during 2007.”

Other operating expenses, consisting of selling, research and development, general and administrative, depreciation and amortization expenses, decreased by $95,000 to $1,537,000, or 17% of revenue, in the fourth quarter of 2006 compared to $1,632,000, or 22% of revenue, in the fourth quarter of 2005. The decrease is primarily attributable to the Company’s cost saving initiatives implemented in the fourth quarter of 2005, reduced depreciation expense and ongoing control of expenses as the Company grows.

Net income for the fourth quarter of 2006 was $762,000 or $0.10 per share compared to a loss of $444,000 or $0.06 per share in the fourth quarter of 2005.

Cash flow from operations for the fourth quarter of 2006 was $639,000.

Lance Cornell, Chief Financial Officer, stated, “Our fourth quarter results clearly demonstrate the leverage inherent in our operations when we add significant new business, increase our editing and offshore volume and control operating expenses. I am also pleased to announce that we completed the move of our national data center to a hardened site during the fourth quarter. This move, combined with a number of significant improvements to our technology infrastructure, will enable us to process work reliably and efficiently as we grow. Although we did not complete any acquisitions in 2006, the acquisition of OTP Technologies on January 16th gives us a head start on 2007 acquisitions.”

Year Ended December 31, 2006

2005 figures include eleven months of results for Medical Dictation, Inc. (MDI), which was acquired effective January 31, 2005.

Revenue for 2006 was $32,912,000, an increase of $7,095,000, or 27%, over 2005 revenue of $25,817,000. $4,063,000 of the increase was generated by MDI, which grew its revenue 40% to $14,335,000 in 2006 compared to $10,272,000 in 2005. Excluding MDI, Transcend’s transcription revenue grew $3,035,000, or 21%, to $18,357,000 in 2006 compared to $15,322,000 in 2005. These figures have been adjusted to include all third-party platform revenue under MDI for both 2005 and 2006. Other revenue decreased $3,000. The growth in revenue resulted primarily from the addition of new customers.

Jeff McKee, Senior Vice President of Sales and Marketing, stated, “In 2006, we sold new business that we estimate will generate just over $7 million in annual revenue once fully implemented. Roughly $5.5 million of the total was implemented by the end of 2006 and the remaining $1.5 million will be implemented during the first quarter of 2007.”

Gross profit was 24% of revenue in 2006 compared to 21% of revenue in 2005. Other operating expenses were 18% of revenue in 2006 compared to 24% of revenue in 2005. Net income for 2006 was $1,457,000 compared to a net loss of $1,192,000 in 2005. Earnings per share for 2006 was $.18 compared to a loss of $.16 in 2005.

Cash flow from operations for 2006 was $1,372,000. As of December 31, 2006, the Company had $215,000 of cash, $1,661,000 of working capital and a current ratio of 1.5:1. Debt decreased to $4,186,000 as of December 31, 2006 compared to $5,829,000 as of December 31, 2005.

Larry Gerdes, President and Chief Executive Officer, concluded, “In addition to our strong financial results, I am pleased to report that we had no customer attrition in the fourth quarter. We are committed to continuously improving our quality, turnaround time and overall customer satisfaction, and customer attrition is certainly one of the best measures of our success in those areas. Our 2007 goals are clear: (1) to provide excellent service to our customers, (2) to create and maintain an excellent work environment for our employees, (3) to improve profitability through operational excellence, (4) to selectively acquire other transcription companies and (5) to build shareholder value as a result. I want to thank our employees for all their hard work and dedication this past year. I am certainly looking forward to 2007.”

Conference Call

Transcend will host a conference call regarding this press release for investors, analysts and other interested parties on January 24, 2007 at 11:00 a.m. EDT. To participate in the conference call, please dial (800) 815-8193 (the US/Canada dial-in number) or (706) 643-2724 (the international dial-in number), enter the conference identification number 6321673 and, if asked, identify the conference name as Transcend Services and the leader name as Larry Gerdes. A replay of the conference call will be available by dialing (800) 642-1687 (US/Canada) or (706) 645-9291 (international) and entering the conference identification number 6321673 from two hours after the completion time of the conference call until midnight on January 28, 2007.

About Transcend Services, Inc.

Transcend believes that accurate, reliable and timely transcription creates the foundation for the patient medical record. To this end, the Company has created Internet-based, speech-recognition enabled, voice-to-text systems that allow its skilled medical language specialists to securely and quickly produce the highest quality medical documents. The Company’s wide range of transcription and editing services encompass everything needed to securely receive, type, edit, format and distribute electronic copies of physician-dictated medical documents, from overflow projects to complete transcription outsourcing.

For more information, visit http://www.transcendservices.com.

This press release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, Section 27A of the Securities Act of 1933, as amended and pursuant to the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may relate to financial results and plans for future business activities, and are thus prospective. Such forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are competitive pressures, loss of significant customers, the mix of revenue, changes in pricing policies, delays in revenue recognition, lower-than-expected demand for the Company’s products and services, business conditions in the integrated health care delivery network market, general economic conditions, and the risk factors detailed from time to time in the Company’s periodic reports and registration statements filed with the Securities and Exchange Commission. Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such speak only as of the date made.

(Unaudited Financial Statements Follow)

TRANSCEND SERVICES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2006	2005	2006	2005
Revenue	$8,954,000	$7,304,000	$32,912,000	$25,817,000
Direct costs	6,521,000	5,925,000	24,957,000	20,352,000

Gross profit	2,433,000	1,379,000	7,955,000	5,465,000

Operating expenses:
Sales and marketing	107,000	96,000	423,000	893,000
Research and development	108,000	93,000	391,000	411,000
General and administrative	1,105,000	1,149,000	4,264,000	3,949,000
Depreciation and amortization	217,000	294,000	830,000	1,029,000

Total operating expenses	1,537,000	1,632,000	5,908,000	6,282,000

Operating income	896,000	(253,000)	2,047,000	(817,000)

Interest expense, net	(109,000)	(86,000)	(469,000)	(254,000)
Other expense	(22,000)	(105,000)	(90,000)	(118,000)

Total interest and other expense	(131,000)	(191,000)	(559,000)	(372,000)

Income before income taxes	765,000	(444,000)	1,488,000	(1,189,000)

Income taxes	(3,000)	—	(31,000)	(3,000)

Net income	$762,000	$(444,000)	$1,457,000	$(1,192,000)

Basic earnings per share:
Net earnings per share	$0.10	$(0.06)	$0.19	$(0.16)

Weighted average shares outstanding	7,842,000	7,746,000	7,874,000	7,592,000

Diluted earnings per share:
Net earnings per share	$0.10	$(0.06)	$0.18	$(0.16)

Weighted average shares outstanding	7,976,000	7,746,000	7,940,000	7,592,000

TRANSCEND SERVICES, INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	December 31, 2006	December 31, 2005
ASSETS
Current assets:
Cash and cash equivalents	$215,000	$762,000
Accounts receivable, net of allowance for doubtful accounts of $115,000 and $23,000 at December 31, 2006 and December 31, 2005, respectively	4,578,000	3,174,000
Prepaid expenses and other current assets	78,000	142,000

Total current assets	4,871,000	4,078,000

Property and equipment:
Computer equipment	3,371,000	3,215,000
Software	2,907,000	2,721,000
Furniture and fixtures	291,000	285,000

Total property and equipment	6,569,000	6,221,000
Accumulated depreciation and amortization	(5,235,000)	(4,555,000)

Property and equipment, net	1,334,000	1,666,000

Intangible assets:
Goodwill	3,686,000	3,694,000
Other intangible assets	575,000	575,000

Total intangible assets	4,261,000	4,269,000
Accumulated amortization	(216,000)	(101,000)

Intangible assets, net	4,045,000	4,168,000

Other assets	370,000	348,000

Total assets	$10,620,000	$10,260,000

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Promissory note payable	$1,105,000	$767,000
Accounts payable	250,000	243,000
Accrued compensation and benefits	1,233,000	787,000
Other accrued liabilities	622,000	749,000

Total current liabilities	3,210,000	2,546,000

Long term liabilities:
Line of credit	1,163,000	1,879,000
Promissory notes payable	1,918,000	3,183,000
Other liabilities	22,000	36,000

Total long term liabilities	3,103,000	5,098,000

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.01 par value; 2,000,000 shares authorized and no shares outstanding at December 31, 2006 and 2005	—	—
Common Stock, $0.05 par value; 15,000,000 shares authorized at December 31, 2006 and 2005; 7,842,000 and 7,876,000 shares issued and outstanding at December 31, 2006 and 2005, respectively	392,000	394,000
Additional paid-in capital	28,355,000	28,119,000
Retained deficit	(24,440,000)	(25,897,000)

Total stockholders’ equity	4,307,000	2,616,000

Total liabilities and stockholders’ equity	$10,620,000	$10,260,000